UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010 (November 16, 2010)

Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 238-4148

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 16, 2010, Retail Ventures, Inc. (the “Company”) issued 1,214,572 of its common shares, without par value, to Cerberus Partners, L.P. (“Cerberus”) in connection with Cerberus’ exercise of its outstanding term warrant that was originally issued by the Company on July 5, 2005. The warrant was exercised on a cashless exercise basis as permitted by the warrant, resulting in the issuance of 1,214,572 of the 1,731,460 shares for which the warrant could have been exercised (at an exercise price of $4.50 per share). In connection with this issuance, no payment was made to the Company, no underwriters were utilized and no commissions were paid. Following this exercise, there are no remaining term warrants entitling Cerberus to acquire from the Company any of the Company’s common shares or Class A Common Shares of DSW Inc., a controlled subsidiary of the Company.

The issuance of the Company’s common shares discussed above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(9) of the Securities Act.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.

Date: November 18, 2010

By: /s/ James A. McGrady
James A. McGrady
Chief Executive Officer, President,
Chief Financial Officer and Treasurer

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